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                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-78417) of ADTRAN, Inc. of our report dated January 12, 2000, relating to the financial statements, and financial statement schedules, which appears in this Annual Report on Form 10-K

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Birmingham, Alabama
March 15, 2000